Exhibit 99.1

Financial Contact:	James S. Gulmi (615) 367-8325
Media Contact:	Claire S. McCall (615) 367-8283
GENESCO REPORTS SECOND QUARTER FISCAL 2011 RESULTS
NASHVILLE, Tenn., Sept. 1, 2010 — Genesco Inc. (NYSE:GCO) today reported a loss from continuing operations for the second quarter ended July 31, 2010, of $2.4 million, or $0.10 per diluted share, compared to a loss from continuing operations of $2.7 million, or $0.12 per diluted share, for the second quarter ended August 1, 2009. Fiscal 2011 second quarter earnings reflected pretax charges of $3.2 million, or $0.08 per diluted share, primarily related to fixed asset impairments, purchase price accounting adjustments, a loss related to the Nashville flood and acquisition expenses. Fiscal 2010 second quarter earnings reflected pretax charges of $3.3 million, or $0.10 per diluted share, primarily related to fixed asset impairments.
     Adjusted for the listed items in both periods, the loss from continuing operations was $0.5 million, or $0.02 per diluted share, for the second quarter of Fiscal 2011, compared to a loss of $0.4 million, or $0.02 per diluted share, for the second quarter of Fiscal 2010. For consistency with Fiscal 2011’s previously announced earnings expectations and the adjusted results for the prior period announced last year, neither of which reflected the listed items, the Company believes that disclosure of earnings from continuing operations adjusted for those items will be useful to investors. A reconciliation of the adjusted financial measures to their corresponding measures as reported pursuant to U.S. Generally Accepted Accounting Principles is included in Schedule B to this press release.
     Net sales for the second quarter of Fiscal 2011 increased 9% to $364 million from $335 million in the second quarter of Fiscal 2010. Comparable store sales in the second quarter of Fiscal 2011 increased by 3%. The Lids Sports Group’s comparable store sales increased by 7% and the Journeys Group by 2%, while Johnston & Murphy Retail’s comparable store sales were flat and the Underground Station Group declined 4%.
     Robert J. Dennis, chairman, president and chief executive officer of Genesco, said, “Our second quarter results were in line with our expectations, with a same store sales increase for the Company, thanks to increases in the Lids Sports Group and Journeys Group. Increases in incentive compensation accruals related to improved performance masked declines in store occupancy cost and other key expense items as a percent of sales.
     “The Back-to-School season has been strong for us so far, with comparable store sales up 8% for August. While we expect this trend to moderate as we proceed through the third quarter, this is an encouraging start to the second half of the year.”

     Dennis also reaffirmed the Company’s outlook for Fiscal 2011. “We are reiterating our Fiscal 2011 outlook for full year earnings between $2.10 and $2.20. Consistent with previous years, this guidance does not include expected non-cash asset impairments and other charges, which are projected to be approximately $10 million to $12 million, or $0.26 to $0.31 per share, in Fiscal 2011. This guidance assumes comparable sales in the low single digits for the second half.”
     Dennis concluded, “We are pleased with the overall pace of our business as we pass the halfway mark of Fiscal 2011. Our Lids Sports segment continues to expand and diversify, creating new market opportunities and greater economies of scale. Meanwhile, we believe we have some distinct product advantages in Journeys that should drive comparable store sales gains and improved profitability over the next few quarters.”
Conference Call and Management Commentary
     Beginning with these quarterly results, the detailed, financial commentary formerly delivered by the chief financial officer will be posted in writing on the Company’s website, www.genesco.com, in the investor relations section. The Company’s live conference call on September 1, 2010, at 7:30 a.m. (Central time) may be accessed through the Company’s internet website, www.genesco.com. To listen live, please go to the website at least 15 minutes early to register, download and install any necessary software.
Cautionary Note Concerning Forward-Looking Statements
     This release contains forward-looking statements, including those regarding the performance outlook for the Company and its individual businesses, and all other statements not addressing solely historical facts or present conditions. Actual results could vary materially from the expectations reflected in these statements. A number of factors could cause differences. These include adjustments to estimates reflected in forward-looking statements, including the timing and amount of non-cash asset impairments, the Company’s ability to continue to complete acquisitions, expand its business and diversify its product base, continuing weakness in the consumer economy, inability of customers to obtain credit; fashion trends that affect the sales or product margins of the Company’s retail product offerings; changes in buying patterns by significant wholesale customers; bankruptcies or deterioration in financial condition of significant wholesale customers; disruptions in product supply or distribution, including continuation or worsening of recent manufacturing and shipping delays affecting Chinese product in particular; unfavorable trends in fuel costs, foreign exchange rates, foreign labor and materials costs, and other factors affecting the cost of products; competition in the Company’s markets; and changes in the timing of holidays or in the onset of seasonal weather affecting period-to-period sales comparisons. Additional factors that could affect the Company’s prospects and cause differences from expectations include the ability to build, open, staff and support additional retail stores and to renew leases in existing stores and to conduct required remodeling or refurbishment on schedule and at expected expense levels, deterioration in the performance of individual businesses or of the Company’s market value relative to its book value, resulting in impairments of fixed assets or intangible assets or other adverse financial consequences, unexpected changes to the market for our shares, variations from expected pension-related charges caused by conditions in the financial markets, and the outcome of litigation, investigations and environmental matters involving the Company. Additional factors are cited in the “Risk Factors,” “Legal Proceedings” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of, and elsewhere in, our SEC filings, copies of which may be obtained from the SEC website, www.sec.gov, or by contacting the investor relations department of Genesco via our website, www.genesco.com. Many of the factors that will determine the outcome of the subject matter of this release are beyond Genesco’s ability to control or predict. Genesco undertakes no obligation to release publicly the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Forward-looking statements reflect the expectations of the Company at the time they are made. The Company disclaims any obligation to update such statements.
About Genesco Inc.
     Genesco Inc., a Nashville-based specialty retailer, sells footwear, headwear, sports apparel and accessories in more than 2,260 retail stores in the United States and Canada, principally under the names Journeys, Journeys Kidz, Shi by Journeys, Johnston & Murphy, Underground Station, Hatworld, Lids, Hat Shack, Hat Zone, Head Quarters, Cap Connection and Sports Fan-Attic and on internet websites www.journeys.com, www.journeyskidz.com, www.shibyjourneys.com, www.undergroundstation.com, www.johnstonmurphy.com, www.dockersshoes.com, and www.lids.com. The Company also sells footwear at wholesale under its Johnston & Murphy brand and under the licensed Dockers brand. Additional information on Genesco and its operating divisions may be accessed at its website www.genesco.com.

GENESCO INC.
Consolidated Earnings Summary

	Three Months Ended		Six Months Ended
	July 31,	August 1,	July 31,	August 1,
In Thousands	2010	2009	2010	2009

Net sales	$363,654	$334,658	$764,507	$705,024
Cost of sales	179,610	164,713	372,392	345,857
Selling and administrative expenses*	185,465	169,509	376,542	351,800
Restructuring and other, net	2,001	3,320	4,444	8,293

(Loss) earnings from operations	(3,422)	(2,884)	11,129	(926)
Loss on early retirement of debt	—	—	—	5,119
Interest expense, net	227	951	462	3,112

(Loss) earnings from continuing operations before income taxes	(3,649)	(3,835)	10,667	(9,157)

Income tax (benefit) expense	(1,253)	(1,172)	4,500	(891)

(Loss) earnings from continuing operations	(2,396)	(2,663)	6,167	(8,266)

Provision for discontinued operations	(787)	(59)	(734)	(218)

Net (Loss) Earnings	$(3,183)	$(2,722)	$5,433	$(8,484)

*	For the three months and six months ended August 1, 2009, bank fees of $0.9 million and $1.8 million, respectively, were reclassified from interest expense to selling and administrative expenses to conform to the current year presentation.
Earnings Per Share Information

	Three Months Ended		Six Months Ended
	July 31,	August 1,	July 31,	August 1,
In Thousands (except per share amounts)	2010	2009	2010	2009

Preferred dividend requirements	$49	$49	$98	$99

Average common shares — Basic EPS	23,480	21,798	23,471	20,326

Basic earnings (loss) per share:
Before discontinued operations	($0.10)	($0.12)	$0.26	($0.41)
Net (loss) earnings	($0.14)	($0.13)	$0.23	($0.42)

Average common and common equivalent shares — Diluted EPS	23,480	21,798	23,902	20,326

Diluted earnings (loss) per share:
Before discontinued operations	($0.10)	($0.12)	$0.25	($0.41)
Net (loss) earnings	($0.14)	($0.13)	$0.22	($0.42)

GENESCO INC.
Consolidated Earnings Summary

	Three Months Ended		Six Months Ended
	July 31,	August 1,	July 31,	August 1,
In Thousands	2010	2009	2010	2009

Sales:
Journeys Group	$152,967	$148,592	$334,858	$325,439
Underground Station Group	17,144	18,561	43,217	45,289
Lids Sports Group	132,582	108,830	252,570	207,634
Johnston & Murphy Group	39,065	39,054	83,602	78,384
Licensed Brands	21,514	19,402	49,656	47,953
Corporate and Other	382	219	604	325

Net Sales	$363,654	$334,658	$764,507	$705,024

Operating Income (Loss):
Journeys Group	$(4,526)	$(3,159)	$4,556	$2,354
Underground Station Group	(3,470)	(3,789)	(2,705)	(4,239)
Lids Sports Group	11,951	10,526	21,743	17,050
Johnston & Murphy Group	105	(459)	2,378	(302)
Licensed Brands	2,259	1,987	6,891	5,604
Corporate and Other*	(9,741)	(7,990)	(21,734)	(21,393)

(Loss) earnings from operations	(3,422)	(2,884)	11,129	(926)
Loss on early retirement of debt	—	—	—	5,119
Interest, net	227	951	462	3,112

(Loss) earnings from continuing operations before income taxes	(3,649)	(3,835)	10,667	(9,157)
Income tax (benefit) expense	(1,253)	(1,172)	4,500	(891)

(Loss) earnings from continuing operations	(2,396)	(2,663)	6,167	(8,266)

Provision for discontinued operations	(787)	(59)	(734)	(218)

Net (Loss) Earnings	$(3,183)	$(2,722)	$5,433	$(8,484)

*	Includes a $2.0 million charge in the second quarter of Fiscal 2011 which includes $1.9 million for asset impairments and $0.1 million for other legal matters and includes $4.4 million of other charges in the first six months of Fiscal 2011 which includes $4.3 million for asset impairments and $0.1 million for other legal matters. Includes $3.3 million of other charges in the second quarter of Fiscal 2010 which includes $3.4 million in asset impairments offset by a $0.1 million gain from other legal matters and includes $8.3 million of other charges in the first six months of Fiscal 2010 which includes $7.9 million in asset impairments, $0.3 million in other legal matters and $0.1 million for lease terminations.

GENESCO INC.
Consolidated Balance Sheet

	July 31,	August 1,
In Thousands	2010	2009

Assets
Cash and cash equivalents	$49,037	$21,457
Accounts receivable	31,005	28,251
Inventories	377,380	332,917
Other current assets	60,138	59,986

Total current assets	517,560	442,611

Property and equipment	200,767	228,712
Other non-current assets	211,207	182,678

Total Assets	$929,534	$854,001

Liabilities and Shareholders’ Equity
Accounts payable	$165,466	$119,891
Other current liabilities	78,635	60,156

Total current liabilities	244,101	180,047

Long-term debt	—	53,042
Other long-term liabilities	106,119	111,981
Shareholders’ equity	579,314	508,931

Total Liabilities and Shareholders’ Equity	$929,534	$854,001

GENESCO INC.
Retail Units Operated — Six Months Ended July 31, 2010

	Balance	Acquisi-			Balance			Balance
	01/31/09	tions	Open	Close	01/30/10	Open	Close	07/31/10

Journeys Group	1,012	0	19	6	1,025	7	6	1,026
Journeys	816	0	9	6	819	5	5	819
Journeys Kidz	141	0	9	0	150	2	1	151
Shi by Journeys	55	0	1	0	56	0	0	56
Underground Station Group	180	0	0	10	170	0	8	162
Lids Sports Group	885	38	35	37	921	11	16	916
Johnston & Murphy Group	157	0	7	4	160	3	3	160
Shops	114	0	5	3	116	2	3	115
Factory Outlets	43	0	2	1	44	1	0	45

Total Retail Units	2,234	38	61	57	2,276	21	33	2,264

Retail Units Operated — Three Months Ended July 31, 2010

	Balance			Balance
	05/01/10	Open	Close	07/31/10

Journeys Group	1,023	4	1	1,026
Journeys	817	3	1	819
Journeys Kidz	150	1	0	151
Shi by Journeys	56	0	0	56
Underground Station Group	163	0	1	162
Lids Sports Group	922	3	9	916
Johnston & Murphy Group	159	1	0	160
Shops	115	0	0	115
Factory Outlets	44	1	0	45

Total Retail Units	2,267	8	11	2,264

Constant Store Sales

	Three Months Ended		Six Months Ended
	July 31,	August 1,	July 31,	August 1,
	2010	2009	2010	2009

Journeys Group	2%	-9%	2%	-3%
Underground Station Group	-4%	-19%	-2%	-11%
Lids Sports Group	7%	-2%	8%	3%
Johnston & Murphy Group	0%	-16%	5%	-17%

Total Constant Store Sales	3%	-8%	4%	-3%

Schedule B
Genesco Inc.
Adjustments to Reported Loss from Continuing Operations
Three Months Ended July 31, 2010 and August 1, 2009

	3 mos	Impact	3 mos	Impact
In Thousands (except per share amounts)	July 2010	on EPS	July 2009	on EPS

Loss from continuing operations, as reported	$(2,396)	$(0.10)	$(2,663)	$(0.12)

Adjustments: (1)
Impairment & lease termination charges	1,143	0.05	2,114	0.09
Other legal matters	39	—	(32)	—
Flood loss	215	0.01	—	—
Purchase price accounting adjustment — margin	233	0.01	—	—
Purchase price accounting adjustment — expense	174	0.01	—	—
Expenses related to aborted acquisition	127	—	—	—
Convertible debt interest restatement (APB 14-1)	—	—	172	0.01
Higher (lower) effective tax rate	(69)	—	7	—

Adjusted loss from continuing operations (2)	$(534)	$(0.02)	$(402)	$(0.02)

(1)	All adjustments are net of tax. The tax rate for the second quarter of Fiscal 2011 is 35.1% excluding a FIN 48 discrete item of $0.1 million. The tax rate for the second quarter of Fiscal 2010 is 37.29% excluding a FIN 48 discrete item of $0.3 million.

(2)	Reflects 23.5 million share count for Fiscal 2011 and 21.8 million share count for Fiscal 2010 which does not include common stock equivalents in either year due to the loss.
The Company believes that disclosure of earnings and earnings per share from continuing operations on a pro forma basis adjusted for the items not reflected in the previously announced expectations will be meaningful to investors, especially in light of the impact of such items on the results.

Schedule B
Genesco Inc.
Adjustments to Reported Earnings (Loss) from Continuing Operations
Six Months Ended July 31, 2010 and August 1, 2009

	6 mos	Impact	6 mos	Impact
In Thousands (except per share amounts)	July 2010	on EPS	July 2009	on EPS

Earnings (loss) from continuing operations, as reported	$6,167	$0.25	$(8,266)	$(0.41)

Adjustments: (1)
Impairment & lease termination charges	2,582	0.11	4,883	0.24
Other legal matters	95	—	206	0.01
Loss on early retirement of debt	—	—	3,061	0.15
Flood loss	215	0.01	—	—
Purchase price accounting adjustment — margin	233	0.01	—	—
Purchase price accounting adjustment — expense	174	0.01	—	—
Expenses related to aborted acquisition	127	0.01	—	—
Convertible debt interest restatement (APB 14-1)	—	—	663	0.03
Higher (lower) effective tax rate	20	—	2,540	0.13

Adjusted earnings (loss) from continuing operations (2)	$9,613	$0.40	$3,087	$0.15

(1)	All adjustments are net of tax. The tax rate for the six months of Fiscal 2011 is 39.7% excluding a FIN 48 discrete item of $0.2 million. The tax rate for the six months of Fiscal 2010 is 40.3% excluding a FIN 48 discrete item of $0.1 million.

(2)	Reflects 23.9 million share count for Fiscal 2011 and 20.5 million share count for Fiscal 2010 which includes common stock equivalents in both years.
The Company believes that disclosure of earnings and earnings per share from continuing operations on a pro forma basis adjusted for the items not reflected in the previously announced expectations will be meaningful to investors, especially in light of the impact of such items on the results.

Schedule B
Genesco Inc.
Adjustments to Forecasted Earnings from Continuing Operations
Fiscal Year Ending January 29, 2011

	High Guidance		Low Guidance
In Thousands (except per share amounts)	Fiscal 2011		Fiscal 2011

Forecasted earnings from continuing operations	$45,569	$1.91	$43,220	$1.81

Adjustments: (1)
Impairment, lease termination and other charges	6,931	0.29	6,931	0.29

Adjusted forecasted earnings from continuing operations (2)	$52,500	$2.20	$50,151	$2.10

(1)	All adjustments are net of tax. The forecasted tax rate for Fiscal 2011 is 40.2%.

(2)	Reflects 23.8 million share count for Fiscal 2011 which includes common stock equivalents.
This reconciliation reflects estimates and current expectations of future results. Actual results may vary materially from these expectations and estimates, for reasons including those included in the discussion of forward-looking statements elsewhere in this release. The Company disclaims any obligation to update such expectations and estimates.